REVOLVING CREDIT LOAN AGREEMENT



                  THIS REVOLVING CREDIT LOAN AGREEMENT is dated as of June 21, 1995, and is made by and between McNEIL REAL ESTATE FUND XXVII, L.P., a Delaware limited partnership (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION (the "Lender").


                                   WITNESSETH:

                  WHEREAS, the Borrower has requested the Lender to provide a revolving credit facility to the Borrower in a principal amount not to exceed $5,000,000; and


                  WHEREAS, the revolving credit facility shall be used for the purposes of providing funds and Letters of Credit (as hereinafter defined) to the Borrower for (i) making capital improvements to the Properties (as hereinafter defined), (ii) making loans to Affiliates (as hereinafter defined) of Borrower in accordance with the terms of Borrower's partnership agreement, and (iii) Borrower's repayment of that certain mortgage loan made by the Community Bank, N.A., now known as Bank Midwest, to Borrower in the original principal amount of $7,000,000, and (iv) other general corporate purposes not to include the payment of distributions; and


                  WHEREAS, the Lender is willing to provide such credit upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS
                               -------------------

                  1.01 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                             Affiliate  as  to any  Person  shall mean any other
person which  directly or indirectly  controls,  is  controlled  by, or is under

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common  control  with such  person.  Control,  as used  herein,  shall  mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                             Agreement  shall  mean this  Revolving  Credit Loan
Agreement as the same may be supplemented or amended from time to time including all schedules and exhibits hereto.

                             Appraisal shall mean a written  appraisal  prepared
by an independent MAI appraiser engaged by Lender at Borrower's sole cost and expense prepared in compliance with all applicable regulatory requirements, being also subject to the Lender's customary independent appraisal requirements.

                             Assignment of Management  Agreements shall mean the
three (3) Assignment of Management Agreements of even date herewith, with respect to each of the Collateral Pool, executed and delivered by Borrower to Lender, as the same may be amended, supplemented, reviewed or replaced from time to time.

                             Authorized   Officer   shall  mean  those   persons
designated by written notice to the Lender from the Borrower, authorized to execute notices, reports and other documents required hereunder. The Borrower may amend such list of persons from time to time by giving written notice of such amendment to the Lender.

                             Borrower  shall mean McNeil Real Estate Fund XXVII,
L.P., a Delaware limited partnership.

                             Borrowing  Date  shall mean the date for the making
of an advance of the Revolving Credit Loan or the renewal or conversion thereof to the same or a differentInterest Rate Option, which must be a Pittsburgh Business Day.

                             Borrowing  Tranche  shall mean (i)  advances of the
Revolving Credit Loan to which a LIBO-Rate Option applies by reason of the selection of, conversion to or renewal of such Interest Rate Option on the same

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day and having the same  Interest  Period,  and (ii)  advances of the  Revolving
Credit Loan to which the Prime Rate Option applies by reason of the selection of or conversion to such Interest Rate Option.

                             Closing Date shall mean the date of this Agreement.


                             Closing Fee shall have the meaning assigned to that
term in Section 2.02(a) hereof.

                             Collateral Pool shall mean collectively,  the three
(3) Properties listed on Exhibit B attached hereto as Properties (A)(1), (A)(2) and (A)(3) subject to the rights of Lender pursuant to the terms of this Agreement to select, substitute, add or release the Other Properties listed on Exhibit B attached hereto for inclusion in or exclusion from, as the case may be, the Collateral Pool.

                             Commitment  Fee shall have the meaning  assigned to
that term in Section 2.02(b) hereof.

                             Consequential  Loss shall  mean an amount  equal to
the present value (as determined by Lender) of the product of (a) the positive difference resulting from subtracting the interest rate for the LIBO-Rate Option which would be applicable to a similarly sized Borrowing Tranche determined on the day of prepayment for a period of time commencing on the date of prepayment and terminating on the last day of the Interest Period for the Borrowing Tranche being prepaid from the interest rate for the LIBO-Rate Option actually in effect for the Borrowing Tranche being prepaid; and (b) the amount of the prepayment; and (c) a fraction with a numerator equal to the number of days remaining in the Interest Period of the Borrowing Tranche being prepaid and a denominator of 360. Any certificate of Lender delivered to Borrower setting forth the amount of Consequential Loss as provided herein shall show the calculations required to determine such Consequential Loss and shall be conclusive and binding, absent manifest error, as to such amount and determination.

                             Consolidated   Net   Worth   for  any   period   of
determination shall mean the Borrower's net worth as determined and consolidated in accordance with GAAP.

                             Covenants  shall have the meaning  ascribed to such
term in Section 7.02(a) hereof.

                             Default  Rate shall have the  meaning  ascribed  to
such term in Section 3.01(b) hereof.

                             Dollar,  Dollars,  U.S.  Dollars  and the  symbol $
shall mean lawful money of the United States of America.

                             Environmental  Complaint  shall  mean  any  written
complaint setting forth a cause of action for personal or property damage or equitable relief, order, notice of violation, citation issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.

                             Environmental  Conditions shall mean any conditions
of the environment, including, without limitation, the work place, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Properties.

                             Environmental Indemnification Agreements shall mean
the three (3) Hazardous Materials Certificate and Indemnity Agreements of even date herewith, with respect to each of the Properties comprising the Collateral Pool, executed and delivered by Borrower to Lender as the same may be amended, supplemented, renewed or replaced from time to time.

                             Environmental  Laws shall mean all federal,  state,
local and foreign laws and regulations, including permits, orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the work place.

                             Environmental Report shall mean a written report of
the review and inspection of the Properties prepared by an environmental consultant acceptable to Lender and engaged by Borrower at Borrower's sole cost and expense.

                             ERISA  shall mean the  Employee  Retirement  Income
Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                             Event of  Default  shall  mean any of the Events of
Default described in Article VIII of this Agreement.

                             Financing Statements shall mean the UCC-1 Financing
Statements of even date herewith, with respect to each of the Properties comprising the Collateral Pool, executed and delivered to Lender, as the same may be amended, supplemented, renewed or replaced from time to time.

                             GAAP  shall  mean  generally  accepted   accounting
principles as are in effect from time to time, and applied on a consistent basis both as to classification of items and amounts.

                             Governmental   Authority  shall  mean  any  foreign
governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing and any agency, department, commission, board, bureau or court which has jurisdiction over the Lender or the Borrower or their respective assets or property, including the amounts due hereunder.

                             Guaranty of any Person shall mean any obligation of
such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including, without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship

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arrangement and any other form of assurance against loss, except  endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                             Historical   Statements   shall  have  the  meaning
assigned to that term in Section 5.01(9) (g) (A).

                             Indebtedness  shall  mean as to any  Person  at any
time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

                             Interbank Market Rate shall mean, for each Interest
Period, the rate of interest per annum (expressed as a percentage rounded, if necessary, to the next highest 1/100th of 1%) quoted at approximately 11:00 o'clock a.m. London time on the date two (2) LIBO Business Days prior to the first day of the applicable Interest Period for the offering by Lender to prime banks in the Interbank Eurodollar market in London, England, of deposits in U.S. dollars for a period of time equal to and commencing on the first day of such Interest Period and equal or comparable to the length of such Interest Period and in an amount equal or comparable to the Borrowing Tranche to which such Interest Period applies.
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                             Interest  Expense for any period of  determination,
shall mean total interest expense, whether paid, accrued or capitalized (including the interest component of capitalized leases), of the Borrower for such period determined and consolidated in accordance with GAAP.

                             Interest  Expense  Coverage  Ratio  shall  mean the
ratio of Net Operating Income Interest Expense.

                             Interest  Period  shall mean the term during  which
any LIBO-Rate Option will apply, such period to be 1, 2, 3, 6, 9, or 12 months, as Borrower may elect.

                             Interest  Rate  Option  shall  mean the Prime  Rate
Option or the LIBO-Rate Option.

                             Internal  Revenue  Code  shall  mean  the  Internal
Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                             Kendall Property shall mean that certain Collateral
Pool Property known as Kendall Sunset Self-Storage located in the City of Miami, Dade County, Florida.

                             Law  shall  mean any law  (including  common  law),
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                             Lease   Assignments   shall   mean  the  three  (3)
Assignment of Leases and Rents of even date herewith, with respect to each of the Properties comprising the Collateral Pool, executed and delivered by the Borrower to the Lender, as the same may be amended, supplemented, renewed or replaced from time to time.

                             Letters of Credit  shall have the meaning  assigned
to that term in Section 2.07(a).

                             Letter  of  Credit  Fee  shall  have  the   meaning
assigned to that term in Section 2.0 (7)(b).

                             Letter of Credit Outstanding shall mean at any time
the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

                             LIBO  Business  Day  shall  mean  a  day  on  which
transactions in U.S. dollars are conducted in the Interbank Eurodollar Market in London, England at 11:00 o'clock a.m. London time and on which Lender is open to conduct normal banking business in Pittsburgh, Pennsylvania, but not including any Saturday or Sunday.

                             LIBO-Based  Rate shall mean  interest at a rate per
annum equal to two percent (2%) above the LIBO-Rate.

                             LIBO-Rate  shall be calculated  (based on a year of
360 days and actual days elapsed), for each Interest Period, by dividing the Interbank Market Rate with respect to such Interest Period by the remainder of 100% minus the LIBO Reserve Requirement in effect for the Lender on the date two
(2) LIBO Business Days prior to the first day of such Interest Period, and rounding such quotient upward, if necessary, to the next highest 1/100th of 1%, and may be determined pursuant to the following formula:

                              Interbank Market Rate
                  LIBO-Rate = 100% - LIBO Reserve
                              Requirement

Each determination by Lender of its LIBO-Rate or of any Interbank Market Rate, in the absence of manifest error, shall be conclusive and binding.

                             LIBO-Rate Option shall have the meaning assigned to
that term in Section 3.01 (a).

                             LIBO Reserve Requirement shall mean, for Lender and
for computation of each of its LIBO-Rates, that percentage (expressed as a decimal fraction) which is in effect on the date two (2) LIBO Business Days

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prior to the first day of the Interest Period  applicable to such LIBO-Rate,  as specified  by the Board of  Governors  of the  Federal  Reserve  System  (or any
successor)  for  determining  the  reserve   requirement   (including,   without
limitation,   basic,  supplemental,   marginal  and  emergency  reserves)  under
Regulation D with respect to "Eurocurrency Liabilities" as defined in Regulation D rounded, if necessary, to the next highest 1/100th of 1%. Each determination by Lender of a LIBO Reserve Requirement, in the absence of manifest error, shall be conclusive and binding.

                             Lien  shall  mean  any  mortgage,  deed  of  trust,
pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                             Loan to Value  shall  mean the  collective  loan to
value ratio expressed as a percentage, with respect to the Collateral Pool, as determined by the most recent Appraisals of the Collateral Pool.

                             Loan Documents shall mean this Agreement, the Note,
the Mortgages, the Financing Statements, the Environmental Indemnification Agreements, the Lease Assignments, the Assignment of Management Agreements, the Negative Pledges, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                             Loan  Request  shall mean a request for advances of
the Revolving Credit Loan made in accordance with Section 2.04 hereof or a request to select, convert to or renew a LIBO-Rate Option in accordance with
Section 3.02 hereof.

                             Loans shall mean  collectively  and Loan shall mean
separately all advances of the Revolving Credit Loan or any advance of the Revolving Credit Loan.

                             Major Leases shall mean leases of any or all of the
Properties under which the respective tenants occupy in excess of 7,500 square feet of rental space in the applicable Property.

                             Material  Adverse  Change  shall  mean  any  set of
circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower, Partner, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower or any of its Affiliate to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Lender, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Loan Document.

                             Maturity  Date shall have the  meaning  ascribed to
such term in Section 3.03 hereof.

                             Month,  with respect to an Interest  Period,  shall
mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. The last day of a calendar month shall be deemed to be such numerically corresponding day for such calendar month (i) if there is no such numerically corresponding day in such calendar month, or (ii) if the first day of such Interest Period is the last Business Day of a calendar month.

                             Mortgages  shall  mean the three (3)  Mortgage  and
Security Agreements of even date herewith, with respect to the Collateral Pool, executed and delivered by Borrower to the Lender, as the same may be amended, supplemented, renewed or replaced from time to time.

                             Negative Pledge Agreements shall mean the seven (7)
Negative Pledge Agreements of even date herewith with respect to each of the Other Properties executed and delivered by the Borrower to the Lender, as the same may be amended, supplemented, renewed or replaced from time to time.

                             Net Operating  Income shall mean  Operating  Income
less Operating Expenses.

                  OCC I shall mean that certain Collateral Pool Property known as One Corporate Center I located in the City of Edina, Hennepin County, Minnesota.

                  OCC III shall mean that certain Collateral Pool Property known as One Corporate Center III located in the City of Edina, Hennepin County, Minnesota.

                  Obligation shall mean any obligation or liability of Borrower to the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Revolving Credit Note, the Letters of Credit or any other Loan Document.

                  Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  Operating Expenses shall mean all expenses (determined in accordance with GAAP) incurred in the normal course of owning, using and operating the Properties (excluding depreciation and amortization and debt service on any indebtedness of Borrower, including, without limitation, the Revolving Credit Note), and shall include but not be limited to maintenance fees, real estate taxes and insurance premiums, expenses related to the repair and maintenance of the Properties, expenses related to the management (excluding tenant finish costs, commercially reasonable brokerage commissions payable to third parties as the same are required pursuant to leases approved in writing by

Lender and capital expenditures and partnership expenses incurred in accordance with Borrower's partnership agreement, excluding the payment of distributions.)

                  Operating Income shall mean the gross income and revenues (determined in accordance with GAAP) derived in any manner whatsoever from the operation of the Properties, including, but not limited to, rents (fixed, minimum, guaranteed, additional, overage, percentage, participation, or any other type or kind), fees, charges (including, without limitation, escalation or contribution charges) or any other income or revenues generated from the use or occupancy of all or any part of the Properties, or for any services, equipment or furnishings provided in connection with such use or occupancy, including, without limitation, forfeited deposits, utility income, and reimbursement for Operating Expenses; provided, however, that "Operating Income" shall specifically exclude any unearned income (such as dividends and interest), proceeds from hazard insurance or condemnation awards (except to the extent that such hazard insurance and/or condemnation awards are paid as reimbursement for rental obligations or business interruption) and security deposits (except to extent the same have been forfeited).

                  Other Properties shall mean the seven (7) Properties listed on Exhibit B attached hereto as Properties (B) 4-10, subject to the rights of Lender pursuant to the terms of this Agreement to select, substitute, add or release any or all of the Other Properties for inclusion in or exclusion from, as the case may be, the Collateral Pool.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  Partner shall mean McNeil Partners, L.P., a Delaware limited partnership, being the sole general partner in Borrower.

                  Permitted Liens shall mean:

                      (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                      (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                      (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                      (iv) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                      (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                      (vi) Liens, security interests and mortgages in favor of the Lender;

                      (vii) Capital and operating leases in the ordinary course of Borrower's business;

                      (viii) Purchase Money Security Interests in the ordinary course of Borrower's business; and

                      (ix) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Property or, in the aggregate, materially impair the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents:

                             (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                             (2) Claims, Liens or encumbrances upon, and defects
                  of title to, real or personal property, other than the Properties including any attachment of personal or real property other than the Properties or other legal process prior to adjudication of a dispute on the merits; or

                             (3)     Claims or Liens of mechanics,  materialmen,
                  warehousemen,  carriers,  or  other  statutory   nonconsensual
                  Liens.

                             Person  shall  mean  any  individual,  corporation,
partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                             Pittsburgh  Business  Day shall mean a day that the
Lender is open to conduct normal banking business in Pittsburgh, Pennsylvania, but not including any Saturday or Sunday.


                             Potential Default shall mean any event or condition
which with notice, passage of time or a determination by the Lender, or any combination of the foregoing, would constitute an Event of Default.

                             Prime-Based   Rate  shall  mean,  with  respect  to
advances of the Revolving Credit Loan comprising any Borrowing Tranche to which the Prime Rate Option applies, interest at a rate per annum (based on a year of

360 days and actual days elapsed) equal to one-half of one percent (1/2%) above the Prime Rate.

                             Prime Rate shall mean the interest  rate  announced
from time to time by the Lender at its Principal Office as its "prime rate." Borrower acknowledges that the Prime Rate is not necessarily the lowest interest rate charged by the Lender on other credit and that such term does not imply or indicate that the interest rate designated from time to time by the Lender as its "prime rate" is equal to or lower than other credit extended by the Lender. Each interest rate referred to and determined by reference to the Prime Rate shall change automatically from time to time, effective as of the effective date of each change in the Prime Rate.

                             Prime Rate Option  shall have the meaning  assigned
to that term in Section 3.01(a) hereof.

                             Principal Office shall mean the main banking office
of the Lender in Pittsburgh, Pennsylvania.

                             Properties  shall mean the ten (10) parcels of real
property owned by Borrower as set forth on Exhibit B attached hereto. Property shall mean any of the Properties.

                             Purchase Money  Security  Interest shall mean Liens
upon tangible personal property securing loans to the Borrower or deferred payments by the Borrower for the purchase of such tangible personal property.

                             Regulated  Substances  shall  mean  any  substance,
including without limitation Solid Waste, the generation, manufacture, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.

                             Regulation  D shall mean  Regulation D of the Board
of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

                             Regulation  K shall mean  Regulation K of the Board
of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

                             Reimbursement  Obligation  shall  have the  meaning
assigned to such term in Section 2.07(c)(i).

                             Revolving  Credit   Commitment  shall  mean  as  to
Lender, at any time, an amount not to exceed Five Million Dollars ($5,000,000).

                             Revolving  Credit  Loan shall mean all  advances of
the Revolving Credit Loan made by the Lender to the Borrower pursuant to Section
2.03 hereof.

                             Revolving Credit Note shall mean the  Consolidated,
Amended and Restated Revolving Credit Note of the Borrower of even date herewith in the principal amount not to exceed $5,000,000 evidencing the Revolving Credit Loan together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                             Revolving Facility Usage shall mean at any time the
sum of the dollar amount of the Revolving Credit Loan outstanding and the Letter of Credit Outstandings.

                             Solid  Waste  shall  mean any  garbage,  refuse  or
sludge from any waste treatment plant, water supply treatment plant or air pollution control facility generated by activities on the Property, and any unpermitted release into the environment or the work place of any material as a result of activities on the Property, including without limitation, baghouse dust, dross, scrap and used Regulated Substances.

                             Subsidiary of any Person at any time shall mean (i)
any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                             Title  Policy shall mean a title  insurance  policy
issued by a title insurance company acceptable to Lender, pursuant to which said title insurance company will issue an ALTA 1970 Lender's policy of title insurance, or, if such form of policy is not authorized in the state in which the Property is located, a form of Lender's policy of title insurance acceptable to Lender, insuring a Mortgage in the principal sum secured thereby, and such portion thereof as shall be advanced from time to time, as a first lien upon fee simple title to the Property, and all appurtenances thereto (including such easements and appurtenances as may be required by Lender), subject only to the exceptions as may be approved in writing by Lender, with endorsements thereto as to such matters as Lender may designate and as shall by available in the state where the particular Property is located.

                             Uniform  Commercial  Code  shall  mean the  Uniform
Commercial Code as in effect on the date hereof in the Commonwealth of Pennsylvania, provided, however, that if by reasons of mandatory provisions of Law, the availability of any remedy hereunder is governed by the Uniform
Commercial Code as in effect on or after the date hereof in any other jurisdiction, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to the availability of such remedy.

                   1.02 Interpretation. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Lender shall be deemed to include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations). Whenever the Lender is granted the right herein to act in its sole discretion or to grant or withhold consent such right shall be exercised in good faith. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                   1.03 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principals of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                                   ARTICLE II
                            REVOLVING CREDIT FACILITY
                            -------------------------

                   2.01 Revolving Credit Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Lender agrees to make advances of the Revolving Credit Loan to the Borrower at any time or from time to time on or after the Closing Date to, but not including, the Maturity Date in an outstanding aggregate principal amount not to exceed at any one time the Lender's Revolving Credit Commitment. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow portions of the Revolving Credit Loan from time to time pursuant to this Section 2.01. The Lender shall have no obligation to make advances of the Revolving Credit Loan hereunder on or after the Maturity Date.

                   2.02 Loan Fees.

                        (a) Closing Fee. The Borrower agrees to pay to the Lender as consideration for the Lender's Revolving Credit Commitment, a nonrefundable fee (the "Closing Fee") in the amount of $50,000, to be due and payable on or before the Closing Date.


                        (b) Commitment Fee. Accruing from the date hereof until the Maturity Date, the Borrower agrees to pay to the Lender as consideration for such Lender's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to one-quarter of one percent (1/4%) per annum (computed on the basis of a year of 360 days and actual days elapsed) on the average daily difference between the amount of such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the Revolving Facility Usage. All Commitment Fees shall be payable in arrears on the first Business Day of each calendar quarter after the date hereof and on the Maturity Date or upon acceleration of the Revolving Credit Note.

                   2.03 Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Maturity Date request the Lender to make advances of the Revolving Credit Loan, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans, by the delivery to the Lender, not later than 12:00 noon Pittsburgh time (i) two
(2) Business Days prior to the proposed Borrowing Date with respect to the advances of a portion of the Revolving Credit Loan to which the LIBO-Rate Option applies or the conversion to or the renewal of the LIBO-Rate Option for any advance of the Revolving Credit Loan; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the advance of a portion of the Revolving Credit Loan to which the Prime Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Prime Rate Option for any advance of the Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit C hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Lender may rely on the authority of any person making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed advances of the Revolving Credit Loan comprising the Borrowing Tranche, which shall not be less than $100,000 for advances of the Revolving Credit Loan to which the LIBO-Rate Option applies and not more than the maximum amount available for advances of the Revolving Credit Loan to which the Prime Rate Option applies; (iii) whether the LIBO-Rate Option or Prime Rate Option shall apply to the proposed advances of the Revolving Credit Loan comprising the Borrowing Tranche; and (iv) in the case of advances of the Revolving Credit Loan to which the LIBO-Rate Option applies, an appropriate Interest Period for the proposed advance of the Revolving Credit Loan comprising the Borrowing Tranche.

                   2.04 Making Advances of the Revolving Credit Loan. The Lender shall, after approval by it of a Loan Request pursuant to Section 2.03, fund such advances of the Revolving Credit Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 P.M. Pittsburgh time on the Borrowing Date.

                   2.05 Revolving Credit Note. The obligation of the Borrower to repay the aggregate unpaid principal amount of all advances of the Revolving Credit Loan made to it by the Lender, together with interest thereon, shall be evidenced by the Revolving Credit Note.

                   2.06 Use of Proceeds. The proceeds of the Revolving Credit Loan shall be used for the purposes of providing funds and Letters of Credit to the Borrower for (i) making capital improvements to the Properties, (ii) making loans to Affiliates of Borrower in accordance with the terms of Borrower's partnership agreement, and (iii) Borrower's repayment of that certain mortgage loan made by the Community Bank, N.A., now known as Bank Midwest, to Borrower in the original principal amount of $7,000,000, and (iv) other general corporate purposes not to include the payment of distributions.

                   2.07   Letter   of   Credit   Subfacility.

                        (a) Issuance of Letters of Credit. Borrower may request the issuance of a letter of credit (a "Letter of Credit") on behalf of itself by delivering to the Lender a completed application and agreement for letters of credit in such form as the Lender may specify from time to time by no later than 10:00 A.M. Pittsburgh time at least five(5) Pittsburgh Business Days, or such shorter period as may be agreed to by the Lender, in advance of the proposed date of issuance. Subject to the terms and conditions hereof, the Lender will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve(12) months from the date of issuance and(B)in no event expire later than one Pittsburgh Business Day prior to the Maturity Date. In no event shall the Letter of Credit Outstandings exceed, at any one time, $1,000,000, or the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitment.

                        (b) Letter of Credit Fees. The Borrower shall pay to the Lender a fee (the "Letter of Credit Fee") equal to two percent (2%) per annum, which fee shall be computed on the daily average Letter of Credit Outstandings and shall be payable quarterly in arrears commencing with the first Pittsburgh

Business Day of each April, July, October and January following issuance of each Letter of Credit and on the Maturity Date.

                        (c) Disbursements, Reimbursement.

                             (i) Borrower shall be obligated to reimburse Lender
for all amounts which Lender is required to advance pursuant to the Letters of Credit (the "Reimbursement Obligation") in accordance with the terms hereof. Such amounts advanced shall become, at the time the amounts are advanced, Revolving Credit Loans from the Lender. Such Revolving Credit Loans shall bear interest at the rate applicable under the Prime Rate Option unless the Borrower elects to have a different Interest Rate Option apply to such Revolving Credit Loans pursuant to and in accordance with the provisions contained in, Section 3.01.

                             (ii) The Lender  will  notify the  Borrower of each
demand or presentment for payment or other drawing under each Letter of Credit.

                        (d) Documentation. Borrower agrees to be bound by the terms of the Lender's application and agreement for Letters of Credit and the Lender's written regulations and customary practices relating to Letters of Credit, each of which gave been provided to Borrower in writing though such interpretation may be different from the Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                        (e) Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                        (f) Nature of Reimbursement Obligations. The obligation of the Borrower to reimburse the Lender upon a draw under Letter of Credit pursuant to this Section 2.07 shall be absolute unconditional, and irrevocable and shall be performed strictly in accordance with the terms of this Section under all circumstances.

                        (g) Indemnity. In addition to amounts payable as provided in Section 9.02, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Lender as determined by a final judgment of a court of competent jurisdiction or (ii) the failure by the Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                   2.08 Extension by Lender of the Maturity Date. Upon or promptly after delivery by the Borrower of the annual financial statements to be provided under Section 7.04, the Borrower may request a one-year extension of the Maturity Date by written notice to the Lender, and the Lender agrees to respond to the Borrower's request for an extension within ninety (90) days following receipt of the request; provided, however, that (i) the failure of the Lender to respond within such time period shall not in any manner constitute an extension of the Maturity Date, (ii) together with its request for extension for any year, Borrower shall deliver to Lender a non-refundable extension fee of $6,250, and (iii) at the time Lender receives Borrower's request for an extension, Lender may at its discretion order Appraisals of the Collateral Pool, which Appraisals shall be satisfactory to Lender in all respects and shall be performed at Borrower's sole cost and expense. Lender shall use reasonable efforts to request or obtain updates of existing Appraisals in lieu of new Appraisals whenever practical.


                                   ARTICLE III
                                 INTEREST RATES
                                 --------------

                   3.01 General Interest Provisions.

                        (a) The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Revolving Credit Loan from the date hereof until the Maturity Date on outstanding balances of principal at a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Prime Based Rate, such interest rate to change automatically from time-to-time effective as of the effective date of a change in the Prime Based Rate (the "Prime Rate Option"), except as Borrower shall have elected the LIBO-Rate pursuant to Paragraph 3.02 hereof (the "LIBO-Rate Option"). During any period in which Lender is no longer obligated to accept or implement Loan Requests in accordance with Section (g) of Paragraph 3.02 hereof, or in which any Borrowing Tranche to which the LIBO-Rate Option applies would be terminable in accordance with Section (h) or Section (i) of Paragraph 3.02 hereof, the outstanding balance of the Revolving Credit Loan shall bear interest at the Prime Based Rate. In the absence of an election in accordance with Section (a) of paragraph 3.02 hereof for a new Borrowing Tranche to which the LIBO-Rate Option applies at the end of each Interest Period applicable to a Borrowing Tranche to which the LIBO-Rate Option applies, the amount allocated to such Borrowing Tranche shall become subject to the Prime Based Rate.

                        (b) Upon the occurrence of an Event of Default, any principal, interest, fee or other amount payable hereunder shall bear interest for each day thereafter until paid in full (before and after judgment) at a rate per annum which shall be equal to four percent (4%) above the Prime Rate (the "Default Rate"). The Borrower acknowledges that such increased interest rate reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lender is entitled to additional compensation for such risk.

                        (c) If any interest, principal, Consequential Loss or other charge payable hereunder shall become overdue in excess of ten (10) days, a "late charge" by way of damages shall be due and payable upon demand. Borrower recognizes that default by Borrower in making the payments herein agreed to be paid when due will result in Lender incurring additional expense in servicing the Revolving Credit Loan and such delinquent payment and in loss to Lender of the use of money due. Borrower agrees that such damages for such detriment caused shall be difficult to ascertain. Borrower therefore agrees that a sum equal to five percent (5%) of each payment more than ten (10) days in arrears is a reasonable estimate of and a liquidated amount of such damages to Lender, which sum Borrower agrees to pay on demand. This charge shall be in addition to, and not in lieu of, any other remedy Lender may have and any reasonable fees and charges of any agents or attorneys Lender may employ on any default hereunder.

                        (d) Each Interest Rate Option referred to herein shall be calculated on the principal balance hereof to which such rate is applicable from time to time, based on a year of 360 days and actual days elapsed in each calendar year.

                        (e) Interest on the unpaid outstanding principal balance of the Revolving Credit Loan at the respective interest rates applicable thereto shall be due and payable on the first (1st) day of each calendar month following the first full month after the Closing Date and on the Maturity Date or earlier payment in full hereof.

                   3.02 LIBO-Based Rate Interest.

                        (a) LIBO-Based Rate Elections. At any time prior to the Maturity Date, Borrower may elect to have the LIBO-Rate apply to a portion of the outstanding unpaid principal amount of the Revolving Credit Loan for a specified Interest Period by delivering to Lender a Loan Request pursuant to paragraph 2.03 hereof; provided that in no event may Borrower elect an Interest Period which extends beyond the Maturity Date pursuant to Paragraph 3.03 hereof.

                        (b) Rates, Quotes and Business Days List. If the Borrower requests quotes of the LIBO-Based Rate for different Interest Periods being considered by the Borrower, the Lender will use reasonable efforts to promptly provide such quotes to the Borrower and if the Borrower requests a list of the LIBO Business Days in any calendar month, the Lender will use reasonable efforts to promptly provide such list. However, any such quotes provided shall be representative only and shall not be binding on the Lender, nor shall they be determinative, directly or indirectly, of any LIBO-Based Rate or any component of any such rate, nor will the Borrower's failure to receive or the Lender's failure to provide any requested quote or quotes either (i) excuse or extend the time for performance of any of the Borrower's obligations or for exercise of any of the Borrower's rights, options or elections, or (ii) impose any duty or liability on the Lender; and any such list provided shall be understood to identify only those calendar days which the Lender believes in good faith at the time such list is prepared will be the Business Days for the month in question. The Lender shall have no liability for any failure to provide, delay in providing, error or mistake in omission from, any such quote or list.

                        (c) Interest on Borrowing Tranches Subject to a LIBO-Rate Option. Each Borrowing Tranche subject to LIBO-Rate Option shall bear interest on its unpaid principal balance during the Interest Period applicable to it at the LIBO-Rate in effect on the date two (2) LIBO Business Days prior to the first day of the applicable Interest Period for such Borrowing Tranche. Each determination of a LIBO-Based Rate by the Lender, in the absence of manifest error, shall be conclusive and binding.

                        (d) Limitation on Option to Elect LIBO-Rate. Notwithstanding any other provision hereof, Borrower may not elect the LIBO-Based Rate when an Event of Default or a Potential Default has occurred and is continuing.

                        (e) Limitation on Number and Amount of Borrowing Tranches Subject to a LIBO-Rate Option. The Borrower may allocate the outstanding principal balance of the Revolving Credit Loan to separate Borrowing

Tranches with each Borrowing Tranche being subject to a different LIBO-Based Rate or the Prime Based Rate, provided, however, that (i) no more than four
(4)such Borrowing Tranches subject to a LIBO-Based Rate Option shall be in existence at any one time, and (ii) the minimum amount allocated to each Borrowing Tranche subject to a LIBO-Rate Option shall be $100,000.

                        (f) Computation of Interest. Interest payable with respect to each Borrowing Tranche subject to a LIBO-Rate Option shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

                        (g) Inadequacy of Borrowing Tranche Pricing. If with respect to an Interest Period for any prospective Borrowing Tranche subject to a LIBO-Rate Option, the Lender determines (which determination, in the absence of manifest error, shall be conclusive and binding) that:

                             (i) for any reason,  the Lender is unable,  through
its customary general practices, to quote an offer to prime banks in the Interbank Eurodollar market in London, England for U.S. dollar deposits in the appropriate amounts for the appropriate period; or

                             (ii)  by  reason  of  circumstances  affecting  the
Interbank Eurodollar market in London, England, generally, the offer of Lender to accept deposits in U.S. dollars (in the applicable amounts) will not be accepted in the Interbank Eurodollar market for such Interest Period; or

                             (iii) the LIBO-Rate  will not adequately and fairly
reflect the cost to the Lender of the establishment or maintenance of that Borrowing Tranche subject to a LIBO-Rate Option for such Interest Period, and the Lender gives notice thereof to the Borrower;

then the obligation of the Lender to accept or implement Loan Requests for Borrowing Tranches subject to a LIBO-Rate Option shall be suspended, until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist.

                        (h) Borrowing Tranches Subject to a LIBO-Rate Option Unlawful. If, after the date hereof, the adoption of any applicable Law, rule or regulation or any change in applicable Law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by the Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall make it unlawful or impossible for the Lender to establish any Borrowing Tranche Subject to a LIBO-Rate Option or to comply with its obligations in connection with the maintenance of any Borrowing Tranche Subject to a LIBO-Rate Option, the commitment of the Lender to accept or implement any Loan Request intended to establish any Borrowing Tranche subject to a LIBO-Rate Option shall be automatically canceled and terminated and if it shall then be unlawful or impossible as a result thereof for the Lender to permit or participate in the continuation of any then-existing Borrowing Tranches subject to a LIBO-Rate Option, all Borrowing Tranches subject to a LIBO-Rate Option then outstanding shall forthwith terminate upon notice being given by the Lender to the Borrower and the Borrower shall pay to the Lender promptly upon demand a cash amount equal to (a) all interest due with respect to such Borrowing Tranches as of the date of such termination, (b) all Consequential Loss, plus (c) the amount required to compensate the Lender for all reasonable additional costs and expenses, if any, which it incurred in connection with the Borrowing Tranches subject to a LIBO-Rate Option as a result of such change in applicable Law or regulations or in the interpretation thereof or as a result of the Lender's compliance with any such request or directive of any such Governmental Authority. The Lender will promptly notify the Borrower of any event of which it has knowledge which will make it unlawful or impossible to establish or maintain Borrowing Tranches subject to a LIBO-Rate Option.

                        (i) Increased Cost of Borrowing Tranches Subject to a LIBO-Rate Option. If the adoption of any applicable Law, rule or regulation or any change after the date hereof, in any applicable Law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the

Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority shall:

                             (i) subject the Lender (or make it apparent that it
is subject) to any tax (including without limitation any U.S. interest equalization or other tax, however named), levy, impost, duty, charge, fee (collectively "Taxes"), or any deduction or withholding for any Taxes on or from any payment due from the Borrower with respect to any Borrowing Tranche subject to a LIBO-Rate Option, other than income and franchise taxes of the United States and its political subdivisions imposed on the Lender;

                             (ii) change the basis of  taxation of payments  due
from the Borrower to the Lender under any Borrowing Tranche subject to a LIBO-Rate Option (other than by a change in the rate of taxation of the overall net income of Lender);


                             (iii) impose,  modify,  increase or deem applicable
any reserve requirement (but excluding that portion of any reserve requirement included in the calculation of the LIBO Reserve Requirement as the case may be), special deposit requirement or similar requirement (including, but not limited to, state Law requirements, Regulation D and Regulation K) imposed or deemed applicable by any Governmental Authority charged with the interpretation or administration of such requirements or deemed applicable against foreign assets held by or against loans made by the Lender or against any other funds, obligations or other property owned or held by the Lender;

                             (iv)  affect the amount of capital  required  to be
maintained by the Lender or any corporation controlling the Lender and the Lender determines the amount of capital required is increased by or based upon the existence of the indebtedness evidenced hereby; or

                             (v)  impose  on  the  Lender  any  other  condition
regarding any Borrowing Tranche subject to a LIBO-Rate Option;

and the result of any of the foregoing is to increase (by an amount deemed by the Lender to be material) the cost to the Lender of establishing, maintaining or renewing any such Borrowing Tranche subject to a LIBO-Rate Option, as the case may be, or to reduce the amount of principal or interest or other sum received or receivable by the Lender (by an amount deemed by the Lender to be material), then upon ten (10) days written notice from the Lender to the Borrower, the Borrower shall pay to the Lender, from time to time as specified by the Lender, such additional amount or amounts as will compensate the Lender for such increased cost or reduced receipts or receivables. The Lender's determination of the amount of any such increase in cost or reduction in amounts received or receivable, in the absence of manifest error, shall be conclusive and binding. The Lender will promptly notify the Borrower of any event of which it has knowledge which will entitle the Lender to compensation pursuant to this subsection. If the Lender demands compensation under this Section (i), Borrower may at any time, upon at least two (2) LIBO Business Days' prior notice to Lender, (a) give notice to the Lender that it is canceling such Borrowing Tranches subject to a LIBO-Rate Option, whereupon each Borrowing Tranche so canceled shall terminate and the Borrower shall be obligated to pay the Lender upon demand an amount equal to all Consequential Loss, if any, resulting therefrom, and (b) convert such Borrowing Tranches subject to a LIBO-Rate Option to the Prime Based Rate. Any certificate of the Lender delivered to the Borrower setting forth the determination of any additional amounts payable pursuant to this Section (i) shall be conclusive and binding, absent manifest error, as to such determination and amount.

                   3.03 Maturity. The entire outstanding principal balance due under the Revolving Credit Loan, together with all unpaid interest at the aforesaid rate or rates, shall be payable on the date that is twenty-four (24) months following the Closing Date, unless accelerated upon an Event of Default or sooner terminated under the terms hereof or terminated by Borrower upon payment of the outstanding principal balance of the Revolving Credit Loan and payment of all Reimbursement Obligations and termination of all Letters of Credit, together with all unpaid interest and fees which are due and payable as of the date of termination (including but not limited to the Commitment Fee accruing through and including the termination date) and upon written notice to Lender, or extended as provided in Section 2.08 hereof (the date determined in accordance herewith shall be called the "Maturity Date").

                   3.04 Interest Periods. At any time when the Borrower shall select, convert to or renew a LIBO-Rate Option, the Borrower shall notify the Lender thereof at least two (2) Pittsburgh Business Days prior to the effective date of LIBO-Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply, provided, that:

                        (a) any Interest Period which would otherwise end on a date which is not a LIBO Business Day shall be extended to the next succeeding LIBO Business Day unless such LIBO Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding LIBO Business Day;

                        (b) any Interest Period which begins on the last day of calendar month for which there is no numerically corresponding day in the subsequent calendar month during which such Interest Period is to end shall end on the last LIBO Business Day of such subsequent month;

                        (c) advances of the Revolving Credit Loan to which the LIBO-Rate Option applies, for each Interest Period shall not be less than $100,000;

                        (d) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Revolving Credit Loan that would end after the Maturity Date; and

                        (e) in the case of the renewal of a LIBO-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

                   3.05 Selection of Interest Rate Options. If the Borrower fails to select an Interest Period in accordance with the provisions of Section
3.02 in the case of renewal of a portion of the Revolving Credit Loan to which a LIBO-Rate Option applies, the Borrower shall be deemed to have converted such portion of the Revolving Credit Loan to the Prime Rate Option otherwise available with respect to the Revolving Credit Loan, commencing upon the last day of that Interest Period. If an Event of Default shall occur and be continuing, the Lender may in its discretion limit the Borrower to the Prime Rate Option hereunder.


                                   ARTICLE IV
                                    PAYMENTS
                                    --------

                   4.01 Payments. All payments and repayments to be made in respect of principal, interest, the Commitment Fee, the Letter of Credit Fee, or other fees or amounts due from the Borrower hereunder shall be payable prior to 1:00 p.m. (Pittsburgh time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Lender at the Principal Office in U.S. Dollars and in immediately available funds.

                   4.02 Repayments. The Borrower may repay portions of the Revolving Credit Loan in full or part from time to time. Any portion of the Revolving Credit Loan subject to the Prime Based Rate may be repaid without penalty; provided, however, that Borrower shall also pay all accrued and unpaid interest. Any repayments shall be allocated, pro tanto, to the Borrowing

Tranches subject to the Prime Based Rate; to the extent there are no remaining Revolving Credit Loan funds outstanding in any Borrowing Tranche subject to the Prime Based Rate, such repayment shall be allocated to Borrowing Tranches subject to the LIBO-Based Rate as selected by Borrower. In the event that any repayment shall be applied against a Borrowing Tranche subject to the LIBO-Based Rate, Borrower will be responsible for any sums due under paragraphs 3.01 above and for the payment of any Consequential Loss.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                   5.01 Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

                        (a) Organization and Qualification. The Borrower is a limited partnership, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization; the Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct; and the Borrower is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

                        (b) Power and Authority. The Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its obligations under the Loan Documents to which it is a party and all such actions have been duly authorized by all necessary proceedings on its part.

                        (c) Validity and Binding Effect. This Agreement has been and each other Loan Document will have been duly and validly executed and delivered by the Borrower. This Agreement delivered by the Borrower pursuant to the provisions hereof will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that enforceability of any of the foregoing Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                        (d) No Conflict. Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the other organizational documents of the Borrower or (ii) of any Law or of any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower (other than Liens granted under the Loan Documents).

                        (e) Litigation. There are no actions, suits, proceedings
or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. The Borrower is not in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

                        (f) Title to Properties. The Borrower has good and marketable fee simple title to all the Properties, assets and other rights which it purports to own or which are reflected as owned on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                        (g) Financial Statements.

                             (A)   Historical   Statements.   The  Borrower  has
delivered to the Lender copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended December, 1993 (the "Annual Statements"). In addition, the Borrower has delivered to the Lender copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 1994 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower as of their dates and the results of operations for the fiscal periods then ended subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                             (B) Accuracy of Financial Statements.  The Borrower
has no liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower which may cause a Material Adverse Change.

                        (h) Intentionally omitted.

                        (i) Margin Stock. The Borrower does not engage or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of the Revolving Credit Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. The Borrower does not hold or intend to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower is or will be represented by margin stock.

                        (j) Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which is likely to result in a Material Adverse Change with respect to the business, property, assets, financial condition, results of operations or prospects of the Borrower, which has not been set forth in the Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Lender prior to or at the date hereof in connection with the transactions contemplated hereby.

                        (k) Taxes. All federal, state, local and other tax returns required to have been filed with respect to the Borrower have been filed and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Borrower for any period.

                        (l) Consents and Approvals. Except for the filing of the Financing Statements, the Mortgages, the Lease Assignments and the Negative Pledge Agreements in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with any Official Body or any other person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Borrower.

                        (m) No Event of Default; Compliance with Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or Potential Default. The Borrower is not in violation of (i) any term of its organizational documents or
(ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                        (n) Patents, Trademarks, Copyrights, Licenses, Etc. The Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Borrower, without known conflict with the rights of others.

                        (o) Mortgage Liens. The Liens to be granted to the Lender pursuant to the Mortgages, constitute valid first priority Liens under applicable Law. All such action as will be necessary or advisable to establish each such Lien of the Lender and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution, delivery and recording of the Mortgages no necessity for any further action in order to protect, preserve and continue such Liens and such priority.

                        (p) Insurance. All insurance policies and other bonds to which the Borrower is a party, are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower in accordance with prudent business practice in the industry of the Borrower.

                        (q) Compliance with Laws. The Borrower in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in subsection (t)) in all jurisdictions in which the Borrower is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                        (r)  Investment  Companies.   The  Borrower  is  not  an
"investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

                        (s) Employee Benefit Plans. The Borrower is not an "employer" with respect to, nor does it maintain or contribute to, any "employee benefit plan", as such terms are defined in ERISA ss.ss. 3(5) and 3(3), respectively

                        (t) Environmental Matters.

                             (i) The Borrower has not received any Environmental
Complaint from any Official Body or private person alleging, with respect to the Properties, that the Borrower, or any prior or subsequent owner of any of the
Properties is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, et seq., and the Borrower has no reason to believe that such an Environmental Complaint might be received. There are no pending or, to the Borrower's knowledge, threatened Environmental Complaints with respect to any of the Properties relating to the Borrower or, to the Borrower's knowledge, any prior or subsequent owner of any of the Properties pertaining to, or arising out of, any Environmental Conditions.

                             (ii) Except for conditions,  violations or failures
which individually and in the aggregate are not reasonably likely to result in a Material Adverse Change, to the best of Borrower's knowledge, there are no circumstances at, on or under any of the Properties that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Properties or, to the Borrower's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Properties.

                             (iii)  To the  best of  Borrower's  knowledge,  the
Properties and any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder do not contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or any other activities at, on or under any of the Properties, or, to the Borrower's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances on to any of the Properties, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws, or are not likely to result in a Material Adverse Change.

                             (iv) To the best of Borrower's knowledge, there are
no underground storage tanks, or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Properties that do not have a full operational secondary containment system in place and are not in compliance with all Environmental Laws, and there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Properties that have not been either abandoned in place, or removed, in accordance with the Environmental Laws.

                             (v)  The  Borrower   has  all   material   permits,
licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the business of the Borrower as presently conducted. The Borrower has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Properties.

                             (vi) Except for violations  which  individually and
in the aggregate are not likely to result in a Material Adverse Change, all past (from the date of Borrower's ownership) and present on-site generation, storage, processing, treatment, recycling, reclamation or disposal of Solid Waste at, on, or under any of the Properties and all off-site transportation, storage, processing, treatment, recycling, reclamation or disposal of Solid Waste has been done in accordance with the Environmental Laws.

                   5.02 Updates to ExhibitsSchedules. Should any of the information or disclosures provided on any of the exhibits attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Lender in writing with such revisions or updates to such exhibits as may be necessary or appropriate to update or correct same; provided, however that no exhibits shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedule be deemed to have been cured thereby, unless and until the Lender, in its sole and absolute discretion, shall have accepted in writing such revisions or updates to such exhibit.


                                   ARTICLE VI
                              CONDITIONS OF LENDING
                              ---------------------

                   The obligation of Lender to make any advance of the Revolving Credit Loan and to issue Letters of Credit hereunder is subject to the performance by the Borrower of its obligations to be performed hereunder at or prior to the making of any such advance of the Revolving Credit Loan or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

                   6.01 First Advance of the Revolving Credit Loan. On the Closing Date:

                        (a) The representations and warranties of the Borrower contained in Article V hereof shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist; and there shall be delivered to the Lender a certificate of the Borrower, dated the Closing Date and signed by an Authorized Officer of the Borrower, to each such effect;

                        (b) There shall be delivered to the Lender a certificate dated the Closing Date signed by an Authorized Officer of Borrower, certifying as appropriate as to:

                             (i) all action taken by the Borrower in  connection
with this Agreement and the other Loan Documents;

                             (ii)  the  names  of  the   officer   or   officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Agreement and the true signatures of such officers, on which the Lender may conclusively rely; and

                             (iii) copies of its organizational documents, as in
effect on the Closing Date and copies of the organizational documents of the Partner and the general partner of the Partner, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business.

                        (c) All Loan Documents required to be executed and delivered to the Lender on the Closing Date shall have been duly executed and delivered to the Lender.

                        (d) There shall be delivered to the Lender a written opinion of (i) Barbara Smith, in-house attorney for Borrower, (ii) Campbell and Levine, (iii) Oppenheimer, Wolffe, Donnelly and (iv) Broad and Cassell, counsel for the Borrower (who may rely on the opinions of such other counsel as may be acceptable to the Lender), dated the Closing Date and in form and substance satisfactory to the Lender and its counsel:

                             (i) as to the  matters  set  forth  in  Exhibit  A,
subsection (i) attached hereto; and

                             (ii)  as to  such  other  matters  incident  to the
transactions contemplated herein as the Lender may reasonably request.

                        (e) All legal details and proceedings in connection with the transactions contemplated by the Agreement and the other Loan Documents shall be in form and substance satisfactory to the Lender and counsel for the Lender, and the Lender shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Lender and said counsel, as the Lender or said counsel may reasonably request.

                        (f) The Borrower shall pay or cause to be paid to the Lender to the extent not previously paid the Closing Fee, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Lender is entitled to be reimbursed.

                        (g) All material consents required to effectuate the transactions contemplated hereby shall have been obtained.

                        (h) No Material Adverse Change in the Borrower shall have occurred; prior to the Closing Date, there shall be no material change in the management of the Borrower; and there shall be delivered to Lender a certificate dated the Closing Date and signed by the Chief Executive Officer of the Borrower to each such effect.

                        (i) The making of the Revolving Credit Loan shall not contravene any Law applicable to the Borrower or the Lender.

                        (j) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                        (k) As conditions precedent to Lender's obligation to close the Revolving Credit Loan and to disburse any of the proceeds of the Loan, Borrower will at least fifteen (15) days prior to the Closing Date (unless otherwise set forth below or waived in writing by Lender) furnish to Lender at Borrower's sole cost and expense the items set forth on Exhibit A attached hereto, all of which shall be in form and content satisfactory to Lender and its counsel.

                   6.02 Each Additional Advance of the Revolving Credit Loan. At the time of making any advance of the Revolving Credit Loan or issuing any Letter of Credit, other than advances of the Revolving Credit Loan made or Letters of Credit issued on the Closing Date hereunder and after giving effect to the proposed borrowings: the representations and warranties of the Borrower contained in Article V hereof shall be true on and as of the date of such additional advance of the Revolving Credit Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the advances of the Revolving Credit Loan or issuance of such Letter of Credit shall not contravene any Law applicable to the Borrower or Lender; and the Borrower shall have delivered to the Lender a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.


                                   ARTICLE VII
                                    COVENANTS
                                    ---------

                   7.01 Affirmative Covenants. The Borrower covenants and agrees that until payment in full of all advances of the Revolving Credit Loan and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower's other obligations hereunder and termination of the Revolving Credit Commitment, the Borrower shall comply at all times with the following affirmative covenants:

                        (a) Preservation of Existence, etc. The Borrower shall maintain its existence as a limited partnership and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

                        (b) Payment of Liabilities, Including Taxes, etc. The Borrower shall, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all Taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including Taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Borrower which would affect the Properties, provided that, the Borrower will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                        (c) Maintenance of Insurance. The Borrower shall, insure its properties and assets, including the Properties, against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers all as reasonably determined by Lender. The Borrower shall deliver (x) the evidence of insurance as set forth in Section (f) of Exhibit A attached hereto with respect to the Properties on or before the Closing Date and periodically thereafter at the request of Lender an original Accord Form 27 Evidence of Insurance signed by the Borrower's independent insurance broker describing and certifying as to the existence of the insurance on the Properties required to be maintained by this Agreement and the other Loan Documents and (y) from time to time a summary schedule indicating all insurance then in force with respect to the Borrower. Such evidence or insurance shall provide that no cancellation or change in the insurance policies applicable to the Properties shall be effective until at least thirty (30) days after receipt by Lender of written notice of such cancellation or change from the insurer. In the event that the Mortgages on any of the Other Properties shall be recorded, the insurance provisions contained in such Mortgages shall be deemed to supersede the insurance covenants contained in this Agreement with respect to the Other Properties. The Borrower shall notify the Lender promptly of any occurrence causing a material loss or decline in value of the Properties and the estimated (or actual, if available) amount of such loss or decline.

                        (d) Maintenance of the Properties, Other Real Properties and Leases. The Borrower shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, the Properties and all other real property useful or necessary to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                        (e) Maintenance of Patents, Trademarks, Etc. The Borrower shall maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of the Properties and Borrower's business if the failure so to maintain the same would constitute a Material Adverse Change.

                        (f) Visitation Rights. The Borrower shall permit any of the officers or authorized employees or representatives of the Lender to visit and inspect any of the Properties examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Lender may reasonably request, provided that Lender shall provide the Borrower with reasonable notice prior to any visit or inspection.

                        (g) Keeping of Records and Books of Account. The Borrower shall maintain and keep proper books of record and accounts which enable the Borrower to issue financial statements in accordance with the GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                        (h) Intentionally omitted.

                        (i) Compliance with Laws. The Borrower shall comply with all applicable Laws, including all Environmental Laws, in all respects provided that it shall not be deemed to be a violation of this Section 7.01(i) if any failure to comply with any Law would not result in fines, penalties, remediation costs other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                        (j) Use of Proceeds. The Borrower will use the proceeds of the Revolving Credit Loan only for lawful purposes in accordance with Sections 2.06 hereof as applicable and such uses shall not contravene any applicable Law or any other provision hereof.

                        (k) Further Assurances. The Borrower shall, from time to time, at its expense, faithfully preserve and protect the Lender's Liens on the Collateral Pool and, if applicable, on the Other Properties, as a continuing first priority perfected Liens, subject only to Permitted Liens, and shall do such other acts and things as the Lender in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents, if applicable, and to exercise and enforce its rights and remedies thereunder with respect to the Properties.

                        (l) Subordination of Intercompany Loans, Other Loans and Advances to the Borrower. The Borrower shall cause any intercompany Indebtedness, loans or advances owed by the Borrower to any Affiliate to be subordinated on terms satisfactory to the Lender.

                        (m) Execution and Delivery of the Loan Documents With Respect to the Other Properties. At any time during the term of the Revolving Credit Loan:

                             (i) upon the breach by  Borrower  of the  Covenants
(as hereinafter defined) set forth in Section 7.02(a)(ii) or 7.02(a)(v) (with respect to the sale of any of the Properties comprising the Collateral Pool without Lender's prior written consent) below; or

                             (ii)  upon the  occurrence  of any  other  Event of
Default under this Agreement or any of the other Loan Documents,

In addition to all other rights and remedies available to Lender under this Agreement and the other Loan Documents, Borrower shall execute and deliver to Lender, within thirty (30) days after demand by Lender, the following Loan

Documents with respect to any of the Other Properties as Lender in its sole discretion shall require:


                                  (A) a  Mortgage  together  with the  Financing
               Statements;


                                  (B) a Lease Assignment;

                                  (C)    an    Environmental     Indemnification
               Agreement; and

                                  (D) an Assignment of Management Agreement.

All Loan Documents executed and delivered to Lender pursuant to this Section 7.01(m) shall be in substantially the same form as the Loan Documents executed and delivered to Lender on the Closing Date with respect to the Properties comprising the Collateral Pool. Upon the execution and delivery to Lender of the Loan Documents referred to above, Lender shall thereupon be entitled to record such Loan Documents. Borrower covenants and agrees that prior to the recording of such Loan Documents, Lender shall be entitled to obtain at Borrower's expense an Appraisal, Environmental Report, title report and a commitment for title insurance with respect to the applicable Property or Properties. Simultaneously with such recording, Borrower shall deliver to Lender, or Lender may obtain, a Title Policy with respect to such Property or Properties, and Borrower shall pay any and all recording fees, title insurance premiums, mortgage taxes and other such charges in connection with Lender's recordation of such Loan Documents.

                  Notwithstanding the foregoing or anything else to the contrary contained herein, Borrower agrees that during the term of the Revolving Credit Loan Lender shall have the right at any time in its sole discretion, following the occurrence of an Event of Default beyond any applicable grace or cure periods, to select, substitute, add or release any of the Properties for inclusion in or exclusion from the Collateral Pool.

                   7.02  Loan Agreement Covenants.

                        (a) The Borrower covenants and agrees that until payment in full of all advances of the Revolving Credit Loan and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of Borrowers other obligations hereunder and termination of the Revolving Credit Commitment, the Borrower shall comply at all times with the following Covenants (hereinafter collectively referred to as the "Covenants"):

                             (i)  Borrower  shall  maintain a  Consolidated  Net
Worth of no less than $25,000,000;

                             (ii) the Loan to Value of the Collateral Pool shall
not exceed forty percent (40%);

                             (iii) in any  calendar  quarter  during the term of
the Revolving Credit Loan the Interest Expense Coverage Ratio will never be less than 3 to 1;

                             (iv)  Borrower   shall  not  incur  any  additional
Indebtedness other than refinancings of existing Mortgage Indebtedness limited to the outstanding balance thereof and amounts currently available and committed under an inter-Affiliate Line of Credit;

                             (v)  Borrower  shall not sell,  convey or otherwise
transfer any of the Properties, without Lender's prior written consent, which consent shall not be unreasonably withheld, provided that all terms and conditions of this Agreement and the other Loan Documents continue to be met.

                        (b) Consequences of Covenant Violations. Borrower covenants and agrees that the following shall be available to Lender in the event of Borrower's violation of the Covenants set forth in 7.02(a)(i - v) above:

                             (i) as  previously  described  in  Section  7.01(m)
above, upon a violation of the covenants set forth in Sections 7.02(a)(ii) above or 7.02(a)(v) (with respect to the sale of any of the Properties comprising the Collateral Pool without Lender's prior written consent) Borrower shall execute and deliver to Lender, and Lender shall be entitled to record, the Loan
Documents with respect to any of the Other Properties as Lender in its sole discretion may elect;

                             (ii) Lender may  declare an Event of Default  under
this Agreement;

                             (iii) no further  advances of the Revolving  Credit
Loan shall be made except as approved by Lender in its sole discretion.

Notwithstanding the foregoing, in the event that Lender's consent shall be obtained with respect to the sale, conveyance or other transfer of any of the Properties comprising the Collateral Pool, as an additional condition precedent to such sale, Borrower shall provide alternative collateral acceptable to the Lender in its sole discretion.

                   7.03 Negative Covenants. The Borrower covenants and agrees that until payment in full of all advances of the Revolving Credit Loan and interest thereon, satisfaction of all of the Borrower's other obligations hereunder and termination of the Revolving Credit Commitment, the Borrower shall comply with the following negative covenants:

                        (a) Liquidations, Mergers, Consolidations, Acquisitions. The Borrower shall not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person.

                        (b) Liens. Borrower shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                        (c) Guaranties. Borrower shall not at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person.

                        (d) Loans and Investments. Borrower shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                             (i) trade  credit  extended on usual and  customary
terms in the ordinary course of business;

                             (ii)   advances  to  employees  to  meet   expenses
incurred by such employees in the ordinary course of business;

                             (iii) loans, advances and investments in Affiliates
of Borrower, only in accordance with the terms of Borrower's partnership agreement.

                             (iv)   repurchase  of  partnership   units  of  the
Borrower by Borrower in accordance with terms of Borrower's partnership agreement.

                        (e) Dividends and Related Distributions. Borrower shall not use any of the proceeds of the Revolving Credit Loan to make or pay any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its partnership interests or on account of the purchase, redemption, retirement or acquisition of its partnership interests.

                        (f) Liquidations, Mergers, Consolidations, Acquisitions. Borrower shall not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person.

                        (g) Partnerships and Joint Ventures. The Borrower shall not become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

                        (h) Continuation of or Change in Business. The Borrower shall not engage in any business other than the acquisition, ownership, management and leasing of commercial real estate, substantially as conducted and operated by the Borrower during the present fiscal year, and the Borrower shall not permit any material change in such business.

                        (i) Intentionally omitted.

                        (j) Changes in Organizational Documents. The Borrower shall not amend in any respect its organizational documents without providing at least thirty (30) calendar days' prior written notice to the Lender and, in the event such change would be adverse to the Lender as determined by the in its sole discretion, obtaining the prior written consent of the Lender.

                   Notwithstanding the foregoing, Lender has acknowledged and consented to the acquisition by Robert A. McNeil (or a company in which Robert
A. McNeil maintains a controlling interest) of all or a portion of the limited partnership interests of Borrower at any time during the term of the Loan.

                   7.04 Reporting Requirements. The Borrower covenants and agrees that until payment in full of the Revolving Credit Loan and interest thereon, expiration or termination of all Letters of Credit satisfaction of all of the Borrower's other obligations hereunder and termination of the Revolving Credit Commitment, the Borrower will furnish or cause to be furnished to the
Lender:

                        (a) As soon as available, but in no event later than one hundred twenty (120) days of the end of each calendar year, annual audited balance sheets, statements of income, Partner's equity and statement of cash flow for Borrower. Such annual statements shall be prepared in accordance with GAAP and shall be certified by an independent certified public accountant of recognized standing chosen by Borrower and satisfactory to Lender.

                        (b)  At  the  time  the  audited  financial   statements
described in paragraph (a) above are due, management letters, if any, prepared by such independent certified public accountant for Borrower.

                        (c) As soon as available, but in no event later than forty-five (45) days after the end of each calendar quarter, balance sheets and statements of income, Partner's equity and cash flow for Borrower. Such unaudited quarterly statements shall be prepared in accordance with GAAP and shall be certified by an Authorized Officer of Borrower or by an officer of Borrower who is also a certified public accountant.

                        (d) As soon as available, but in no event later than forty-five (45) days after the end of each calendar quarter, with respect to the Properties comprising the Collateral Pool and no later than forty-five (45) days after the end of each calendar year with respect to the Other Properties, income and expense statements and rent rolls with respect to the Properties in form and substance acceptable to Lender.

                        (e) As soon as available, but in no event later than forty-five (45) days after payment due date, copies of all real estate tax receipts.

                        (f) As soon as available, but in no event later than forty-five (45) days after the end of each quarter, the calculation of an Authorized Officer or by an officer of Borrower who is also a certified public accountant of Borrower (i) evidencing that Borrower has complied with the financial covenants contained in Sections 7.02(a) hereof and (ii) certifying that the restrictions on partnership distributions contained in Section 7.03 hereof have not been violated.

                        (g) As soon as available, but in no event later than one hundred and twenty (120) days after the end of each calendar year, the calculation of an Authorized Officer or by an officer of Borrower who is also a certified public accountant of Borrower evidencing that Borrower has complied with the financial covenants contained in Sections 7.02(a)________ hereof.

                        (h)  Within  five (5)  Business  Days  after the  filing
thereof, copies of all financial reporting statements filed with the Securities Exchange Commission, including, without limitation, all 10-K and 10-Q statements.

                        (i) Such other information and reports as reasonably requested by Lender.

                        (j) Notice of Default. Promptly after any officer of Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

                        (k) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other person against the Borrower which relate to the Properties, involve a claim or series of claims which if adversely determined would constitute a Material Adverse Change with respect to the Borrower.

                        (l) Certain Events.  Written notice to the Lender within
the  time  limits  set  forth  in  Section   7.03(j),   any   amendment  to  the
organizational documents of the Borrower; and

                        (m) Intentionally Omitted.

                        (n) Title Searches, Environmental Audits and Appraisals.

                             (i)  Subject  to the  limitations  set forth in the
next sentence, Lender may request, and Borrower shall deliver within thirty (30) days of such request, title searches and environmental audits of the Properties comprising the Collateral Pool by consultants satisfactory to Lender. Prior to an Event of Default or a Conditional Default, any such title searches will be requested no more than once each year during the term of the Revolving Credit Loan; after an Event of Default or a Conditional Default, and, in the case of an environmental audit, at any time that Lender acting in good faith has reason to believe that there has been a violation of any of the Environmental Indemnification Agreements with respect to the Properties comprising the Collateral Pool, such title searches and environmental audits may be requested at any time in Lender's reasonable discretion. All of the foregoing shall be in form and substance satisfactory to Lender. Borrower shall be responsible for all costs of any such title searches and environmental audits. Lender shall use reasonable efforts to request or obtain updates of existing reports in lieu of new reports whenever practical.

                             (ii) In the  absence of an Event of Default no more
than once each calendar year, but at any time during the term of the Revolving Credit Loan following an Event of Default, Lender may cause an Appraisal of the Properties to be prepared at Borrower's sole cost and expense, which Appraisal will be in form and substance acceptable to Lender and performed by a licensed real estate appraiser engaged by Lender. Lender shall use reasonable efforts to request or obtain updates of existing Appraisals in lieu of new Appraisals whenever practical.


                                  ARTICLE VIII
                                     DEFAULT
                                     -------

                   8.01 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                        (a) The Borrower shall fail to pay any principal of the Revolving Credit Loan including the payment due at maturity or shall fail to pay any interest on amounts advanced under the Revolving Credit Loan or any other amount owing hereunder or under the other Loan Documents within ten (10) days after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

                        (b) Any representation or warranty made at any time by the Borrower herein or by the Borrower in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                        (c) The Borrower shall default in the observance or performance of the covenant contained in Section 7.01(m), any Covenant contained in Section 7.02(a)(i - v) or any covenant contained in Section 7.03 hereof;

                        (d) The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten
(10) days after any officer of the Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Lender in its sole discretion); provided, however, if such default cannot be cured within ten (10) days Borrower shall have such longer time as may be reasonably necessary but not to exceed sixty (60) days from the date of the occurrence of the Event of Default, provided that Borrower commences such cure within said ten
(10) day period and diligently prosecutes such cure to completion;

                        (e) Any final judgments or orders for the payment of money shall be entered against the Borrower by a court having jurisdiction in the premises which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                        (f) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                        (g) There shall occur any material uninsured damage to or loss, theft or destruction of the Properties or any of the Properties is attached, seized, levied upon or subjected to a writ or distress warrant, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

                        (h) A notice of lien or assessment is filed of record with respect to any of the Properties by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                        (i) The Borrower ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                        (j) The Borrower ceases to conduct its business as contemplated or the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;

                        (k) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                        (l) The Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

                   8.02  Consequences of Event of  Default.

                        (a) If an Event of Default  specified under  subsections
(a) through (k) of Section 8.01 hereof shall occur and be continuing, the Lender shall be under no further obligation to make advances of the Revolving Credit Loan or issue Letters of Credit hereunder and the Lender may, (i) by written notice to the Borrower, declare the unpaid principal amount of the Revolving Credit Note then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lender hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest bearing account with the Lender, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Lender, and grants to the Lender a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Lender, Lender shall return such cash collateral to the Borrower; and

                        (b) If an Event of Default  specified under  subsections
(m) or (n) of Section 8.01 hereof shall occur, the Banks shall be under no further obligations to make advances of the Revolving Credit Loan hereunder and the unpaid principal amount of the Revolving Credit Note then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lender hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                        (c) If an Event of Default shall occur and be continuing, Lender (which for purposes of this provision only shall mean only PNC Bank, National Association) and any branch, subsidiary or affiliate of Lender anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all advances of the Revolving Credit Loan and all other Obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by Lender or by such branch, subsidiary or affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with Lender or such branch, subsidiary or affiliate. Such right shall exist whether or not Lender shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any collateral, Guaranty or any other security, right or remedy available to the Lender; and

                        (d) If an Event of Default shall occur and be continuing, and whether or not the Lender shall have accelerated the maturity of the Revolving Credit Loan of the Borrower pursuant to any of the foregoing provisions of this Section 8.02, the Lender, if owed any amount with respect to the Note, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Revolving Credit Note, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender; and

                        (e) From and after the date on which the Lender has taken any action pursuant to this Section 8.02 and until all Obligations of the Borrower have been paid in full, any and all proceeds received by the Lender from any sale or other disposition of the Properties, or any part thereof, or the exercise of any other remedy by the Lender, shall be applied as follows:

                             (i) first,  to reimburse the Lender for  reasonable
out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Lender in connection with realizing on the Properties or collection of any obligations of the Borrower under any of the Loan Documents, including advances made by the Lender for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Properties, including without limitation, advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, the Properties;

                             (ii) second,  to the repayment of all  Indebtedness
then due and unpaid of the Borrower to the Lender incurred under this Agreement or any of the Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Lender may determine in its discretion; and

                             (iii) the balance, if any, as required by Law.

                        (f) In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including the Mortgages), the Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Lender may, exercise all post-default rights granted to the Lender under the Loan Documents or applicable Law.

                   8.03 Notice of Sale. Subject to the provisions of applicable Law, any notice required to be given by the Lender of a sale, lease, or other disposition of the Properties or any other intended action by the Properties, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                   8.04 Sale of Properties. In the exercise of the rights and remedies granted to Lender pursuant to this Agreement and the other Loan Documents with respect to the Properties comprising the Collateral Pool and the Other Properties, Lender agrees that should it be entitled to sell or otherwise dispose of any of the Properties, by foreclosure or otherwise, it shall first proceed against OCC I, OCC III and the Kendall Property, either simultaneously or in any such order Lender shall deem appropriate, provided, however, that, in the event an Appraisal of OCC I, OCC III, and the Kendall Property(as performed pursuant to the direction of Lender at Borrower's sole cost and expense) indicates a collective appraised value (less the amount of any Liens having priority over the Mortgages on OCC I, OCC III or the Kendall Property) of less that $6,000,000 Lender shall have the right to proceed against all the Properties in any order without limitation. To the extent that such Appraisal indicates a collective value in excess of $6,000,000 and any sale or other disposition of the Collateral Pool Properties described above is inadequate to fully compensate Lender for amounts owing under this Agreement and the other Loan Documents, Lender shall then be entitled to proceed against the Other Properties and exercise all rights and remedies available to it pursuant to this Agreement and the other Loan Documents, provided that (I) nothing herein contained with respect to the order in which Lender may exercise remedies with respect to the Properties, shall be construed to prohibit Lender from obtaining a judgment lien on any of the Other Properties (should Borrower fail to execute and deliver to Lender the Loan Documents with respect to the Other Properties as required by Section 7.01(m) of this Agreement) provided further that, Lender shall not execute on any judgment lien obtained with respect to the Other Properties until it has first proceeded against OCC I, OCC III and the Kendall Property as set forth above and (ii) in the exercise of its rights and remedies with respect to the Properties pursuant to this Agreement and the other Loan Documents, Lender shall not sell or otherwise dispose of any two or more of the Properties as an integrated unit.

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

                   9.01 No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of the Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Lender under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

                   9.02 Reimbursement and Indemnification of the Lender by the Borrower; Taxes. The Borrower agrees unconditionally upon demand to pay or reimburse to Lender and to save Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including, but not limited to, fees and expenses of counsel, appraisers and consultants, as applicable, for Lender), incurred by Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by Lender hereunder or thereunder, [provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from Lender's gross negligence or willful misconduct The Borrower agrees unconditionally to pay all stamp, document, transfer, recording, mortgage or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement, the Mortgages or any other Loan Document, and the Borrower agrees unconditionally to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

                   9.03 Holidays. Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a LIBO Business Day, such payment or action shall be made or taken on the next following LIBO Business Day (except as provided in Section 3.04 with respect to Interest Periods), and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                   9.04  Funding  by  Branch,   Subsidiary   or   Affiliate.

                        (a) Notional Funding. Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, subsidiary or affiliate (which for the purposes of this Section 9.04 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls Lender) of Lender to have made, maintained or funded any Loan to which a LIBO-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office) and as a result of such change the Borrower would not be under any greater financial obligation pursuant to Section 3.02(i) hereof than it would have been in the absence of such change. Notional funding offices may be selected by Lender without regard to Lender's actual methods of making, maintaining or funding advances of the Revolving Credit Loan or any sources of funding actually used by or available to such Bank.

                        (b) Actual Funding. Lender shall have the right from time to time to make advances of or maintain the Revolving Credit Loan by arranging for a branch, subsidiary or affiliate of Lender to make advances of or maintain the Revolving Credit Loan subject to the last sentence of this Section
9.04. If Lender causes a branch, subsidiary or affiliate to make advances of or maintain any part of the Revolving Credit Loan hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Revolving Credit Loan to the same extent as if advances of the Revolving Credit Loan were made or maintained by Lender but in no event shall Lender's use of such a branch, subsidiary or affiliate to make advances of the Revolving Credit Loan or maintain any part of the Revolving Credit Loan hereunder cause Lender or such branch, subsidiary or affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to Lender (including, without limitation, any expenses incurred or payable pursuant to Section 3.02(i) hereof) which would otherwise not be incurred.

                   9.05 Notices. All notices, requests, demands, directions and other communications (collectively "Notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective as set forth in the Mortgage.

                   9.06 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                   9.07 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the Laws of the Commonwealth of Pennsylvania without regard to its conflict of Laws principles.

                   9.08 Prior Understanding. This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

                   9.09 Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of the Revolving Credit Loan and issuance of the Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Lender, the making of the Revolving Credit Loan, issuance of the Letters of Credit or payment in full of the Revolving Credit Loan. All covenants and agreements of the Borrower contained in Sections 7.01, 7.02 and
7.03 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or reborrow or request Letters of Credit hereunder and until termination of the Revolving Credit Commitment and expiration and termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Revolving Credit Note, Article IV and Section 9.02 hereof, shall survive payment in full of the Revolving Credit Loan, expiration and termination of the Letters of Credit and termination of the Revolving Credit Commitment.

                   9.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Lender and the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and obligations hereunder or any interest herein. The Lender may, at its own cost, make assignments of or sell participations in all or any part of the Revolving Credit Commitment and the Revolving Credit Loan made by it to one or more banks or other entities upon notice to Borrower and upon Borrower's approval, such approval not to be unreasonably withheld.

                   9.11 Confidentiality. The Lender agrees to keep confidential all information obtained from the Borrower which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with its capacity under this Agreement and for the purposes contemplated hereby. The Lender shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such persons to maintain the confidentiality thereof, (ii) assignees and participants as contemplated by Section 9.10, subject to agreement by such persons to maintain the confidentiality thereof, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) the Borrower shall have consented to such disclosure.

                   9.12 Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

                   9.13 Lender's Consent. Except as otherwise provided in the Loan Documents, whenever the Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

                   9.14 Exceptions. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

                   9.15 CONSENT TO FORUM; WAIVER OF JURY TRIAL. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL
PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 9.05 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE PROPERTY TO THE FULL EXTENT PERMITTED BY LAW.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

WITNESS/ATTEST:                                           McNEIL REAL ESTATE FUND XXVII, L.P.,
                                                          a Delaware limited partnership

                                                            By: McNEIL PARTNERS, L.P.,  a
                                                                Delaware limited partnership,
                                                                its general partner

                                                                By: McNEIL INVESTORS, INC., a
                                                                    Delaware corporation, its
                                                                    general partner



s/s   Mary Kay Schwartz                                         By: s/s Donald K. Reed
- -------------------------------                                     ---------------------------
                                                                     Title:  President
                                                                            -------------------

                                                            Address for Notices:

                                                            McNeil Real Estate Fund XXVII, L.P.
                                                            13760 Noel Road, Suite 700
                                                            Dallas, Texas  75240

                                                            Telecopier No. (214)448-5711
                                                            Attn:  Donald K. Reed
                                                            Telephone No. (214)448-5800


                                                            PNC BANK, NATIONAL ASSOCIATION,
                                                            a national  banking association


                                                            By:
                                                                ---------------------------
                                                            Title:
                                                                   ------------------------


                                                            Address for Notices:

                                                            One PNC Plaza, 19th Floor
                                                            Fifth Avenue and Wood Street
                                                            Real Estate Banking
                                                            Pittsburgh, PA  15265

                                                            Telecopier No. (412) 762-6500
                                                            Attention: Theron D. Imbrie
                                                            Telephone No. (412) 762-4464__


                                    EXHIBIT A

                              ITEMS TO BE SUPPLIED


(a) (i) new Appraisals of each of the Properties comprising the Collateral Pool, subject to Lender's review and approval, from an MAI-designated appraiser engaged by Lender at Borrower's sole cost and expenses; and
         (ii) Borrower's most recent existing Appraisals of each of the Other Properties, which shall be subject to Lender's review and approval;

(b) (i) current surveys of each of the Properties comprising the Collateral Pool, certified by a registered surveyor approved by Lender, such certifications to be addressed to Lender and the title company issuing Lender's title insurance policies and (A) to show the location and area covered by all building lines affecting the respective Properties, the location and area of all easements encumbering and/or benefiting the respective Properties, the relation of the respective Properties to public thoroughfares for access purposes, the location of all physical conditions on the respective Properties, the location of all improvements located on the respective Properties and any encroachments of such improvements or other physical conditions upon any easements, building lines or property boundary lines, and (B) to state whether the respective Properties or any portion thereof is located in any federally designated flood prone area, and if so, to locate on the survey such portion of the respective Properties so designated; (ii) Borrower's most recent existing as-built surveys of each of the Other Properties, which shall be subject to Lender's review and approval;


(c) a legal description of each of the Properties comprising the Collateral Pool and the Other Properties and all easements, compatible with the above-mentioned surveys and sufficient for the purpose of the Mortgages and the Negative Pledge Agreements, as applicable;

(d) evidence in such form as Lender may require of (i) satisfactory subdivision and zoning for the Properties comprising the Collateral

         Pool; (ii) the valid issuance of all necessary permits, licenses and approvals to occupy and operate the Properties comprising the Collateral Pool, including, without limitation, all certificates of occupancy and all other permits, licenses and approvals required under federal, state or local Laws or regulations with respect to subdivision, zoning, safety, building, occupancy, fire protection, environmental, energy and similar matters; and (iii) satisfactory soils compaction conditions, structural, and sub-surface support reports for the Properties comprising the Collateral Pool;

(e) evidence in such form as Lender may require, including Environmental Reports with respect to the Properties comprising the Collateral Pool and also including, without limitation, engineering, subsurface soils reports, environmental assessment reports, reports and clearances from governmental agencies, chain of title searches and certifications of Borrower that the Properties comprising the Collateral Pool are free from all hazardous waste and all other materials regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or by any other federal, state or local law, statute, regulation, ordinance, code or order;

(f) evidence in such form as Lender may require (including the Accord Form 27 Evidence of Insurance and evidence of payment of premiums) that all types of hazard insurance (including loss of rents, malicious mischief insurance and flood insurance if in a federal flood prone area) available with respect to the Properties comprising the Collateral Pool, public liability and property damage insurance with respect to the Properties comprising the Collateral Pool, insurance are in force and will continue in force so long as the Revolving Credit Loan or any Letters of Credit are outstanding (the Accord Form 27 Evidence of Insurance for such insurance to be for a period of at least twelve (12) months, in form, in amounts and with companies satisfactory to Lender, and, with respect to the Properties comprising the Collateral Pool, all such hazard policies shall have attached to them mortgagee, loss payee and additional insured clauses, as applicable, in favor of Lender);

(g) (i) with respect to the Properties comprising the Collateral Pool, title insurance binders, together with specimen policies issued by title insurance companies acceptable to Lender (the "Title Companies"), pursuant to which said title insurance companies will, on the Closing Date, be irrevocably committed to issue an ALTA 1970 lender's policy of title insurance insuring the Mortgages in the principal sum secured thereby and such portion thereof as shall be advanced from time to time as a first lien upon fee simple title to the respective Properties and all appurtenances thereto (including such easements and appurtenances as may be required by Lender), subject only to such exceptions as may be approved in writing by Lender, with endorsements thereto as to such matters as Lender may designate including, without limitation, contiguity of the Land with all easements and public roads, and compliance with Laws governing zoning, subdivision and land use, together with such reinsurance and direct access agreements as Lender shall, in its discretion, require; (ii) with respect to the Other Properties, title reports on each of the Other Properties, prepared by a Title Company which report shall be dated no earlier than thirty (30) days prior to the Closing Date [and such additional assurance from the Title Company as Lender shall require that if a Mortgage were recorded the Title Company would issue a Title Policy insuring the lien of the Mortgage in the principal amount secured thereby;

(h) Evidence in such form as Lender may require of payment of all real estate taxes and municipal claims for the Properties comprising the Collateral Pool;

(i) an opinion or opinions of counsel acceptable to Lender and its counsel (including local counsel) to be delivered on the Closing Date in form and scope reasonably satisfactory to Lender to the effect (in addition to other matters which Lender may reasonably require to be favorably addressed) that (i) Borrower is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation; (ii) Borrower is duly qualified to do business in the jurisdiction in which the Properties are located and Borrower has all requisite power and authority to operate the Properties and to enter into, perform and consummate all aspects of the transactions contemplated hereby; (iii) all Loan Documents and other documents to be executed by or on behalf of Borrower have been duly executed and are valid and binding upon and enforceable against the parties thereto (other than Lender) in accordance with the respective terms of each, except as the same may be limited by bankruptcy, insolvency and similar Laws affecting the rights of creditors generally; (iv) to the best knowledge of counsel after due and diligent investigation and inquiry, there is no action, proceeding or investigation pending or threatened (or any basis therefor) which questions the validity of the Revolving Credit Loan or the transactions contemplated hereby or the ability of Borrower from performing its obligations under the Loan Documents; (v) to the best knowledge of counsel after due and diligent investigation and inquiry, the performance of and compliance with the provisions hereof and the other documents referred to herein will not result in or be in conflict with or constitute a default under any agreement, instrument, document, decree, order or any federal, state or local Law, statute, rule, regulation or ordinance applicable to or affecting Borrower; (vi) no consent, approval, order or authorization of, or registration or filing with, any governmental or public body or authority is required in connection with the acceptance hereof, the Revolving Credit Loan or the matters contemplated hereby; (vii) the Revolving Credit Loan shall not violate the usury or other Laws of the Commonwealth of Pennsylvania or any other jurisdiction relating to the maximum rate of interest; (viii) that the Properties comprising the Collateral Pool are in compliance with all applicable Laws relating to zoning, use and subdivision and that the permits, licenses and approvals referred to in (d)(ii) have been obtained;

(j) a copy of the limited partnership agreements of Borrower and the Partner, certified as of the Closing Date by the general partner of each entity in a manner designated by Lender, and in addition, a copy of the filed certificates of limited partnership, certified as of a recent date by the Secretary of State of the respective jurisdictions in which Borrower and Partner were formed;

(k) if the general partner of the Partner is a corporation, a copy of the articles of incorporation, bylaws and resolutions of such entity, such articles of incorporation to be certified as of a recent date by the Secretary of State of the jurisdiction in which such entity was formed, and such bylaws and resolutions to be certified as of the Closing Date by the secretary of such entity;

(l) if the general partner of the Partner is a corporation, good standing certificates with respect to such entity, such certificates to be of a recent date and to be made by the Secretary of State of the jurisdiction in which such entity was formed;

(m) a certificate, to be dated as of the Closing Date of the Partner of Borrower as to the incumbency of officers and partners;

(n) rent rolls setting forth all of the tenants and other occupants of portions of the Properties comprising the Collateral Pool (the "Tenants") and summarizing the terms of their respective leases (the "Leases");

(o) copies of any and all Major Leases, with respect to the Properties comprising the Collateral Pool;

(p) estoppel letters from all Tenants under Major Leases, with respect to each of the Properties comprising the Collateral Pool, which letters shall confirm that no defaults exist under the terms of the respective Leases, and such other information as shall be required by Lender;

(q) subordination, non-disturbance and attornment agreements from all Tenants under Major Leases with respect to each of the Properties comprising the Collateral Pool, which agreements shall subordinate the Leases to the Lien of the respective Mortgages;

(r) copies of any and all Management Agreements with respect to the Properties comprising the Collateral Pool;

(s) notices to tenants regarding the consummation of the Revolving Credit Loan as may be contemplated pursuant to the Major Leases;

(t) such other instruments and documents as Lender shall reasonably require to evidence and secure the Revolving Credit Loan and to comply with the provisions hereof and the requirements of regulatory authorities to which Lender is subject, all of which shall be satisfactory in form, content and substance to Lender.